SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


       Date of Report (date of earliest event reported): October 16, 1996




                         CarrAmerica Realty Corporation
                       (formerly Carr Realty Corporation)
             (Exact name of registrant as specified in its charter)



      Maryland                       1-11706                52-1796339
(State or other jurisdiction      (Commission            (IRS Employer
of incorporation)                  File No.)            Identification No.)



             1700 Pennsylvania Avenue, N.W., Washington, D.C. 20006
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (202) 624-7500




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                                    FORM 8-K


ITEM 1.           Changes in Control of Registrant

                  Not applicable

ITEM 2.           Acquisition or Disposition of Assets.

                  The registrant  reported its  acquisition  of the  Littlefield
Portfolio, 10 office properties, certain land and an option to acquire certain additional land in Austin, Texas, for an aggregate purchase price of approximately $100 million in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 filed with the Commission on August 14, 1996.

ITEM 3.           Bankruptcy or Receivership.

                  Not applicable.

ITEM 4.           Changes in Registrant's Certifying Accountant.

                  Not applicable.

ITEM 5.           Other Events.

                  Not applicable.

ITEM 6.           Resignations of Registrant's Directors.

                  Not applicable.

ITEM 7.           Financial Statements and Exhibits.

                  (a)      Financial Statements.

                           Previously  filed as an  exhibit  to a Form 8-K filed
with the Commission on July 11, 1996.

                  (b)      Pro forma financial information.

                           Attached  hereto as Exhibit 99.1 are an unaudited pro
forma condensed consolidated balance sheet and statement of operations reflecting the acquisition by registrant of the Littlefield Portfolio, 10 office properties, certain land and an option to acquire certain additional land in Austin, Texas.


       (c)      Exhibits


                Exhibit
                Number

                99.1     Financial Statements

                (i) Unaudited pro forma condensed consolidated balance sheet and statement of operations reflecting the acquisition by registrant of the Littlefield Portfolio, 10 office properties, certain land and an option to acquire certain additional land in Austin, Texas.

       ITEM 8.           Change in Fiscal Year.

                           Not applicable.



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                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


Date:  October 16, 1996



                                            CARRAMERICA REALTY CORPORATION



                                            By:      /s/ Brian K. Fields
                                                     ----------------------
                                                     Brian K. Fields
                                                     Chief Financial Officer




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                                              EXHIBIT INDEX



Exhibit
Number

99.1     Financial Statements

         (i) Unaudited pro forma condensed consolidated balance sheet and statement of operations reflecting the acquisition by registrant of the Littlefield Portfolio, 10 office properties, certain land and an option to acquire certain additional land in Austin, Texas.